Exhibit 99.1

FOR IMMEDIATE RELEASE

MMRGlobal Projects Record-Breaking Revenue Driven by Licensing, Subscriptions
During Open Enrollment & Healthcare.gov

LOS ANGELES, CA (Marketwired - November 18, 2014) - MMRGlobal, Inc. (OTCQB: MMRF) ("MMR" or the "Company"), a leading provider of Personal Health Records ("PHRs") through its patented MyMedicalRecords product and service offerings, is calling attention to the value of having a Personal Health Record as employees enter open enrollment season and consumers sign up at Healthcare.gov and other statewide exchanges now through February 15th. With hundreds of millions of dollars being spent in advertising by insurers and the government to drive consumers to sign up for health insurance, the Company is joining the media foray with the launch of its own advertising and sales promotion campaign entitled "Your Family's Health Connected" on nationally syndicated television and major national retailer websites. The campaign calls consumers to "Be Prepared for Open Enrollment & Healthcare.gov with a Personal Health Record Kit from MyMedicalRecords."

MyMedicalRecords, available online at MyMedicalRecords.com and through major retailers everywhere, is an interoperable, turnkey solution for patients and their families to securely access all their protected medical information, regardless of the originating provider, wherever and whenever it is needed, especially in emergencies. Moreover, as patients take greater responsibility for their health and healthcare costs, having access to their complete medical history from any doctor, hospital or pharmacy is invaluable to help avoid unnecessary co-pays and duplicate testing and other costs of care. A Personal Health Record such as MyMedicalRecords can also enable families to be better prepared in the event of a medical emergency or disaster by having potentially lifesaving information immediately available to first responders and emergency room personnel anywhere in the world.

According to Robert H. Lorsch, MMRGlobal CEO, "In an April 2014 letter to shareholders, the Company predicted 2014 would be `our year' and it appears to be the first of many. Unlike competitive PHRs and other patient portals directly connected to a particular doctor or hospital, MyMedicalRecords offers patients an interoperable solution by using technology to connect all their medical records in one secure, consolidated place regardless of the originating system. As a result, the need for multiple logins and passwords to follow all a patient's providers is eliminated."

On November 13, the Company reported the best quarter in its history, with revenue up over 1,500%, projecting that it will close out 2014 with the highest revenue since the Company's inception. The same day, Robert Lorsch was spotlighted as a speaker in a Silicon Valley Conference entitled "Digital Health: The Path Forward," which covered issues surrounding Healthcare in the Cloud. Following keynote speaker Donald Jones of Scripps Translational Science Institute, and panelists from Pfizer, Google Glass, Stanford University and Qualcomm Life, Lorsch underscored how, despite billions of dollars being spent on HIT technologies, patients need to control access to and manage their own medical records through a PHR such as MyMedicalRecords.

With the growing emphasis on patient empowerment and maintaining a Personal Health Record like MyMedicalRecords, millions of newly insured patients will require a PHR to help better coordinate care and control costs. The importance of having a PHR is being underscored as a result of government initiatives and requirements that healthcare providers offer PHRs to patients, insurer patient education programs, retail

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pharmacy and clinic education program, and worksite wellness campaigns. The Company's primary business is to offer and sell its patented solutions to help consumers better manage their care and control high costs through health information technology.

MMR, a practicing entity and provider of Personal Health Record products and services, owns and licenses worldwide Health Information Technology patents and other intellectual property rights. Through its wholly owned subsidiary, MyMedicalRecords, Inc., the Company has a health IT patent portfolio consisting of 13 issued U.S. patents, 17 pending U.S. applications, and numerous issued patents and pending applications in other countries or regional authorities of commercial interest including Australia, Singapore, New Zealand, Mexico, Japan, Canada, China, Hong Kong, South Korea, Israel and Europe. MMR's issued U.S. patents currently include U.S. Patent Nos. 8,301,466; 8,352,287; 8,352,288; 8,121,855; 8,117,646; 8,117,045; 8,321,240; 8,498,883; 8,626,532, 8,645,161; 8,725,537; 8,768,725 and 8,775,212,  as well as additional applications and continuation applications involving inventions pertaining to Personal Health Records, Patient Portals and other Electronic Health Record systems.  The most recently issued patent, U.S. Patent No. 8,775,212, represents MMR's first Clinical Trials patent and includes 18 claims directed to methods and systems that provide for self-reporting being used to create Electronic Health Records for purposes including Clinical Trials.

About MMRGlobal, Inc.
MMRGlobal, Inc., through its wholly-owned operating subsidiary, MyMedicalRecords, Inc., provides secure and easy-to-use online Personal Health Records ("PHRs") and electronic safe deposit box storage solutions, serving consumers, healthcare professionals, employers, insurance companies, financial institutions, retail pharmacies, and professional organizations and affinity groups. The MyMedicalRecords PHR enables individuals and families to access their medical records and other important documents, such as birth certificates, passports, insurance policies and wills, anytime from anywhere using the Internet. MyMedicalRecords is built on proprietary, patented technologies to allow documents, images and voicemail messages to be transmitted and stored in the system using a variety of methods, including fax, phone, or file upload without relying on any specific electronic medical record platform to populate a user's account. The Company's professional offering, MMRPro, is designed to give physicians' offices an easy and cost-effective solution to digitizing paper-based medical records and sharing them with patients in real time through an integrated patient portal. Through its merger with Favrille, Inc. in January 2009, the Company acquired intellectual property biotech assets that include anti-CD20 antibodies and data and samples from its FavId™/Specifid™ vaccine clinical trials for the treatment of B-Cell Non-Hodgkin's lymphoma. To learn more about MMRGlobal, Inc. visit www.mmrglobal.com. View demos and video tutorials of the Company's products and services at www.mmrtheater.com. Follow us on Facebook.com/MMRGlobal and Twitter.com/mmrglobal.

Forward-Looking Statements
All statements in this release that are not strictly historical facts are "forward-looking statements." Such forward-looking statements are based on MMR's current assumptions, beliefs and expectations, and involve risks, uncertainties and other factors that may cause MMR's actual results to be materially different from any results expressed or implied by such forward-looking statements. Some can be identified by the use of words such as "expect," "plan," "possibility," "offer," "if," "negotiate," "when," "believe," "will," "estimate," "continue," and similar expressions. Risks, uncertainties, and other factors that could cause or contribute to such differences include, but are not limited to: ongoing and future intellectual property enforcement actions; the ability to successfully litigate or settle claims of patent infringement; MMR's ability to develop, license and monetize its patent and the additional patents in the portfolio for both MMR's Health IT and biotechnology IP assets; reliance upon the successful operations of its business partners in selling MMR's products and services, the timing of milestone payments in connection with licensing its IP; MMR's ability to obtain necessary financing, generate sufficient cash flow, and maintain appropriate indebtedness; and the increasing development of market competition in the area of electronic records in clinical trials. These factors and others are described in more detail in MMR's public filings with the Securities and Exchange

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Commission, including the risks discussed in the "Risk Factors" section in MMR's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of these reports can be found on MMR's website (www.mmrglobal.com) under the heading "Investor Relations." MMR is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained herein as a result of new information, future events or otherwise.

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CONTACT:

Michael Selsman
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(310) 922-7033
 ms@publiccommunications.biz